Exhibit 10.8

AMENDMENT NO. 5 TO THE

ENSCO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2004)

THIS AMENDMENT No. 5, executed this 14th day of May 2012, and effective as of the time and/or dates specifically provided herein, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the “Original SERP”);

WHEREAS, the name of the Company was changed to ENSCO International Incorporated;

WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the “ENSCO Supplemental Executive Retirement Plan,” and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;

WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);

WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;

WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;

WHEREAS, the American Jobs Creation Act of 2004 (the “AJCA”) enacted new section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;

WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), effective January 1, 2005;

WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the Original SERP, as amended and restated effective as of January 1, 2004, during a regular meeting held on March 10, 2008;

WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved Amendment No. 2 to the amended and restated Original SERP during a regular meeting held on November 4, 2008;

WHEREAS, the Company adopted Amendment No. 2 to the amended and restated Original SERP in order to facilitate compliance (to the limited extent necessary as provided by Amendment No. 2) with the final Treasury regulations under section 409A of the Code;

WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 4, 2009, approved Amendment No. 3 to the amended and restated Original SERP during a regular meeting held on August 4, 2009;

WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 4 to the Original SERP on December 22, 2009;

WHEREAS, each issued and outstanding American depositary share (“ADS”) (each ADS representing a Class A ordinary share, nominal value US$0.10 of Ensco plc (each an “UK Share”)) will be converted into the right to receive an UK Share effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the “Termination Date”);

WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 5 to the Original SERP to be effective as of the Termination Date; and

WHEREAS, the Company now desires to adopt this Amendment No. 5 to the Original Plan in order to (i) specifically provide that (A) each ADS held by the Ensco ADS fund on the Termination Date will be converted into one UK Share, and (B) the references to “Ensco ADS fund” in Section 7.2 of the Original SERP shall thereafter be read and considered to be references to the “Ensco UK Stock fund,” and (ii) make such other conforming changes to the Original SERP as determined necessary;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 5 to the amended and restated Original SERP:

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1. The following parenthetical, “(subsequently renamed ‘Ensco plc’),” is added to the first sentence of the sixth paragraph of Section 7.2 of the amended and restated Original SERP between the terms “‘Ensco International plc’” and “(‘Ensco UK’)”.

2. The following is added to the end of the sixth paragraph of Section 7.2 of the amended and restated Original SERP to read as follows:

Notwithstanding the foregoing to the contrary, on the “Termination Date”, each issued and outstanding Ensco ADS, including each Ensco ADS held by the Ensco ADS fund, will be converted to an UK Share. The “Termination Date” shall be the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco UK, Citibank, N.A., as Depositary, and the holders and beneficial owners of the Ensco ADSs, issued thereunder, and, on and after the Termination Date, the references to “Ensco ADS fund” in this Section 7.2 shall be read and considered to be references to the “Ensco UK Stock fund.” For this purpose, “UK Share” means a Class A ordinary share, par value US$0.10 of Ensco UK.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 5 to the amendment and restatement of the Original SERP to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
/s/ Douglas E. Hancock
By: Douglas E. Hancock
Its: Vice President and Treasurer

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